CYPRESS SEMICONDUCTOR CORPORATION

2013 STOCK PLAN AS AMENDED

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

ACCOUNT NAME:

OPTIONEE NUMBER:

You have been granted [●] Restricted Stock Units. Each such Unit is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award.  None of the Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied.  Additional terms of this grant are as follows:

GRANT NUMBER:

GRANT DATE:

VEST BASE DATE:

VESTING SCHEDULE:

EXPIRATION DATE:

You acknowledge and agree that this agreement and the vesting schedule set forth herein does not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company's right to terminate your relationship as a Service Provider at any time, with or without cause.

You will not receive a certificate representing the Shares upon vesting, unless and until you have made satisfactory arrangements (as determined by the Administrator) with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares upon their vesting.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify, may permit you to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Company already vested and owned shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such shares of Common Stock otherwise deliverable to you through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount required to be withheld.

After opening each of the documents, please confirm your acceptance of the terms set forth in this Notice, the Restricted Stock Unit Agreement attached as Exhibit A hereto and the 2013 Stock Plan, as Amended, constitute your entire agreement with respect to this Award and may not be modified adversely to your interest except by means of a writing signed by the Company and you. If you are a U.S. resident, you must accept and return the Restricted Stock Unit Agreement, executed, within 30 days after the date of notification to you. If you don’t accept the grant within 30 days, then it will be accepted automatically on your behalf and you agree to be bound by the terms and conditions therein, the 2013 Stock Plan and all conditions established by the Company in connection with Awards issued under the 2013 Stock Plan unless you notify human resources or the legal department of your intention to reject the Award.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award.

EXHIBIT A

CYPRESS SEMICONDUCTOR CORPORATION

2013 STOCK PLAN AS AMENDED

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company hereby grants to the Employee an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Company’s 2013 Stock Plan, as Amended, (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

2. Company's Obligation. Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant.

4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5. Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee's death, to his or her estate) in Shares, provided that to the extent determined appropriate by the Company, the minimum statutorily required federal, state and local withholding taxes with respect to such RSUs will be paid by reducing the number of vested RSUs actually paid to the Employee.

6. Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.

8. No Effect on Employment. The Employee's employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee's employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 198 Champion Court, San Jose, California 95134-1599, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

10. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the

Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Additional Terms for Participants Providing Services Outside the United States. To the extent Participant provides services to the Company in a country other than the United States, the RSUs shall be subject to such additional or substitute terms as shall be set forth for such country in Appendix A attached hereto, including any sub-plans referenced therein.

16. Data Privacy.  By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, its affiliates and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the United States, the European Economic Area, or elsewhere.  The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.

APPENDIX A

This Appendix A to the Company’s 2013 Stock Plan (the “Plan”) Restricted Stock Unit Agreement (the “Agreement”) includes special terms and conditions applicable to Participants in the countries below.  These terms and conditions are in addition to or substitute for, as applicable, those set forth in the Agreement.  Any capitalized term used in this Exhibit A without definition shall have the meaning ascribed to such term in the Plan or the Notice of Grant, as applicable.

Each Participant is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the Participant’s country may apply to the Participant’s individual situation.

CANADA

Settlement of RSUs. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, RSUs will be settled in shares of Common Stock only, not cash.

Securities Law Information. You acknowledge and agree that you will only sell shares of Common Stock acquired through participation in the Plan outside of Canada through the facilities of a stock exchange on which the Common Stock is listed. Currently, the shares of Common Stock are listed on the NASDAQ.

Termination of Employment. This provision replaces Section 4 of the Agreement:

In the event of your termination of employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to vest in the RSUs will terminate effective as of the date that is the earlier of (1) the date you are no longer actively providing service or (2) the date you receive notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the RSUs.

The following provisions apply if you are resident in Quebec:

Language Acknowledgment. The parties acknowledge that it is their express wish that this Agreement, including this Appendix, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

CHINA

Mandatory Sale Restriction

Due to regulatory requirements in China, the Company reserves the right to require the sale of any shares of the Company’s Common Stock acquired under the Plan within 30 days following the termination of the Employee’s employment with the Company (including its subsidiaries and affiliates).  The Employee authorizes the Company, in its sole discretion, to instruct its designated broker to assist with the mandatory sale of shares of Common Stock issued upon vesting of RSUs following the Employee’s termination of employment with the Company (including it subsidiaries and affiliates) and, in this regard, the Employee authorizes the Company’s designated broker to complete the sale of such Common Stock on the Employee’s behalf pursuant to this authorization upon receipt of the Company’s instructions.  The Employee acknowledges that neither the Company nor its designated broker is obligated to arrange for the sale of the Shares at any particular price and that, upon the sale of the Shares, the proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy any applicable taxes or other tax-related items, will be remitted to the Employee in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions

The Employee understands and agrees that, pursuant to local exchange control requirements, the Employee (i) is not permitted to transfer any Shares acquired under to the Plan out of the account established by the Employee with the Company’s designated broker, and (ii) will be required to repatriate all cash proceeds resulting from the Employee’s participation in the Plan, including cash dividends paid by the Company on Shares acquired under the Plan and/or the sale of such Shares (together, the “cash proceeds”).  The Employee further understands that, under local law, such repatriation may need to be effectuated through a special exchange control account established by the Company or one of its subsidiaries and the Employee hereby consents and agrees that all cash proceeds may be transferred to such special account prior to being delivered to the Employee and that any interest earned on the cash proceeds prior to distribution to the Employee will be retained by the Company to partially offset the cost of administering the Plan.  The Employee understands that the cash proceeds may be paid to the Employee from this special account in U.S. dollars or in local currency, at the Company’s discretion.  If the cash proceeds are paid in U.S. dollars, the Employee understands that he or she will be required to establish a U.S. dollar bank account in China so that the cash proceeds may be deposited into this account.  If the cash proceeds are converted to local currency, the Employee acknowledges that the Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the cash proceeds to local currency due to exchange control restrictions in China.  The Employee agrees to bear the risk of any exchange conversion rate fluctuation between the date the cash dividend is paid and/or the Shares are sold, as applicable, and the date of conversion of the cash proceeds to local currency.  The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FINLAND

No country-specific Agreement terms apply.

FRANCE

Sub-Plan.  The Agreement shall be deemed to have been granted outside any sub-plan, as indicated below:

[x]  Grant not made under a French Sub-Plan

Data Privacy.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, its affiliates and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. Currently, the third party is E*Trade Financial Outsourcing Group, 4005 Windward Plaza Drive, Alpharetta, GA 30005, however the Company may retain additional or different third parties for any of the purposes mentioned. The Company may also make the Data available to public authorities where required under locally applicable law.  These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Participant separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within.  The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local H.R. Director; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.  Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

French Language Provision.  By accepting this Agreement, Participant confirms having read and understood the documents relating to the Plan which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly.

French translation:  En acceptant ce Contrat vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

Exchange Control Information. If you import or export cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities.

Tax Reporting. If you hold shares of Common Stock outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Acceptance of Agreement. Notwithstanding the terms of the Agreement, a Participant must acknowledge and accept the Agreement by signing a copy of the Agreement and returning the original signed document within 30 days after the date of the electronic mail notification of the Agreement.  For the avoidance of doubt, this Agreement may be accepted electronically or please sign and return the Agreement to:  [INSERT LOCAL HR REP], c/o Spansion International Inc. (a subsidiary of Cypress Semiconductor Corporation)- Pittlerstraße 47, Langen, Germany.

No Impact on Other Rights.  The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of RSUs or other awards under the Plan in the future.

Consent to Personal Data Processing and Transfer.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In the event that you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from the remitting bank and complying with applicable reporting requirements.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and the Participant’s employer will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan, at the time being E*Trade Financial Outsourcing Group, 4005 Windward Plaza Drive, Alpharetta, GA 30005.  These recipients are located in the European Economic Area, but also outside and in so-called insecure third-party countries that do not guarantee the data privacy protection level of the European Economic Area, for example the United States.  The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.

HONG KONG

WARNING:  The RSUs and Shares do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of each Employee of the Company and may not be distributed to any other person. If the Employee is in any doubt about any of the contents of the Agreement, including this Appendix or the Plan, the Employee should obtain independent professional advice.

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Employee. In no event will the Award be paid to Employee in the form of cash.

Sale of Shares. To facilitate compliance with securities laws in Hong Kong, in the event the Employee’s RSUs vest and Shares are issued to the Employee within six months of the Date of Grant, the Employee agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, then the Employee’s grant shall be void.

INDIA

Exchange Control Notification. The Employee understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the funds into local currency within 90 days of receipt. The Employee must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Employee deposits the foreign currency and maintains the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

Effective April 1, 2012, you are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority.

IRELAND

Manner of Payment. This provision replaces Section 5 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Employee. In no event will the Award be paid to Employee in the form of cash.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 8 of the Agreement:

By accepting the RSUs, the Employee acknowledges, understands, and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

Director Notification. If the Employee is a director, shadow director or secretary of an Irish subsidiary of the Company, the Employee is subject to certain notification requirements under Section 53 of the Companies Act, 1990. Among these requirements is an obligation to notify the Irish affiliate in writing within five (5) business days when the Employee receives an interest (e.g., RSUs, Shares) in the Company and the number and class of shares or rights to which the interest relates. In addition, the Employee must notify the Irish subsidiary within five (5) business days when the Employee sells Shares acquired under the Plan. This notification requirement also applies to any rights or Shares acquired by the Employee’s spouse or children (under the age of 18).

ISRAEL

Sub-Plan.  The Agreement shall be deemed granted under and subject to the terms of the Sub-Plan – Israel (the “Sub-Plan”).  Capitalized terms not otherwise defined herein or in the Plan shall have the meanings ascribed in the Sub-Plan.

Acceptance of Agreement.  Notwithstanding the terms of the Agreement, a Participant must acknowledge and accept the Agreement by signing a copy of the Agreement document and returning the original signed document to [INSERT LOCAL HR REP] at Spansion Israel Ltd. (a subsidiary of Cypress Semiconductor

Corporation), P.O. Box 8385, Sappir Industiral Park, Netanya 42504, Israel within 30 days after the date of the electronic mail notification of this Agreement document, and hereby acknowledges and agrees to the following:

The Agreement is granted under and governed by the Plan (including the Sub-Plan), Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith (“Section 102”) and the Trust Agreement.

•	The shares of Common Stock issued upon vesting of the RSUs will be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of Section 102 and the Trust Agreement.
•

Participant is familiar with the terms and provisions of Section 102, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that Participant will not require the Trustee to release or sell the RSUs or underlying shares of Common Stock during the Restricted Holding Period, unless permitted to do so by applicable law.

Data Privacy.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, its affiliates and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the United States, the European Economic Area, or elsewhere.  The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan, including transfers outside of Israel and further transfers thereafter.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.

ITALY

Data Privacy Notice and Consent.

This provision replaces the “Data Privacy” section of the Agreement.

Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Exhibit A by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and any Subsidiary may hold certain personal information about Participant, including but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of the RSUs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of managing and administering the Plan (“Personal Data”).

Participant also understands that providing the Company with Personal Data is necessary for the performance of the Plan and that Participant’s denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.  The Controller of Personal Data processing is Spansion Inc. (a subsidiary of Cypress Semiconductor Corporation), with registered offices at 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative is [INSERT LOCAL HR REP], Spansion International Inc. (a subsidiary of Cypress Semiconductor Corporation) - Pittlerstraße 47, Langen, Germany.

Participant understands that Personal Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan.  Participant further understands that the Company and/or a Subsidiary will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or a Subsidiary may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan.  Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area as specified herein and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan.  Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reason, the Personal Data processing.  Furthermore, Participant is aware that Personal Data will not be used for direct marketing purposes.  In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.

Plan Document Acknowledgment. In accepting the RSU, the Employee acknowledges that a copy of the Plan was made available to the Employee and that the Employee has reviewed the Plan and the

Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Appendix.

The Employee further acknowledges that he or she has read and specifically and expressly approves the following provision in the Agreement: Vesting Schedule and No Effect on Employment, as well as the following provision in the Plan: Restricted Stock/Restricted Stock Units.

Additional Tax/Exchange Control Information. You are required to report in your annual tax return: (a) any transfers of cash or Common Stock to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; (b) any foreign investments or investments (including proceeds from the sale of Common Stock acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to taxable income in Italy and (c) the amount of the transfers to and from abroad which have had an impact during the calendar year on your foreign investments or investments held outside of Italy. Under certain circumstances, you may be exempt from requirement under (a) above if the transfer or investment is made through an authorized broker resident in Italy.

JAPAN

Data Privacy.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, and the Participant’s employer hold the following personal information for the purpose of managing and administering the Plan (“Data”):  the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor.  From time to time, the Company may change the scope of its affiliates that hold, use or process Participant’s personal information or the scope of Participant’s personal information to be held, used or processed by the Company, its affiliates and the Participant’s employer, by providing, or made easily accessible, information about such change to the Participant.  The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the United States, the European Economic Area, or elsewhere.  The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.

KOREA

Exchange Control Information. Korean residents who realize US$500,000 or more from the sale of shares of Common Stock or receipt of dividends in a single transaction are required to repatriate the proceeds to Korea within 18 months of receipt.

MALAYSIA

Data Privacy.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, its affiliates and the Participant’s employer hold certain personal information from the Participant’s employee records, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan and will disclose certain Data to the Inland Revenue Board and other relevant authorities as required by law.  These recipients may be located in the United States, the European Economic Area, Malaysia or elsewhere. The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan. The Data will be retained by the Company, its affiliates and the Participant’s employer for the entire duration of the Participant’s employment and for a further seven years after cessation of employment. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting [INSERT LOCAL HR REP], at Sdn. Bhd. (613545-T), Phase II, Free Industrial Zone, Bayan Lepas, 11900 Penang, Malaysia; site phone no:  +60 4 888 2000.

Disclosure of Data is obligatory for the implementation, administration and management of the Plan; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.

Director Notification. If the Employee is a director of a subsidiary or other related company in Malaysia, then the Employee is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when the Employee receives an interest (e.g., RSUs, Shares) in the Company or any related companies. In addition, the Employee must notify the Malaysian subsidiary when he or she sells Shares of the Company or any related company (including when the Employee sells Shares acquired under the Plan). These notifications must be made within 14 days of acquiring or disposing of any interest in the Company or any related company.

Securities Law Information. Malaysian insider-trading rules may impact the acquisition or disposal of Shares or rights to Shares under the Plan. Under such rules, the Employee is prohibited from acquiring Shares or rights to Shares (e.g., RSUs) or selling Shares when he or she possesses information that is not generally available and which the Employee knows or should know will have a material effect on the price of the Shares once such information is generally available. By accepting this grant, the Employee acknowledges that he or she is not in possession of any material, non-publicly disclosed information regarding the Company at the time of grant and will not acquire or sell Shares when in possession of any material, non-publicly disclosed information regarding the Company.

PHILIPPINES

Securities Law Information. The sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ. The Company’s designated broker should be able to assist the Employee in the sale of Shares on the NASDAQ. If the Employee has questions with regard to the application of Philippines securities laws to the disposal or sale of Shares acquired under the Plan the Employee should consult with his or her legal advisor.

SINGAPORE

Securities Law Information. The RSUs were granted to the Employee pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Agreement and the Plan have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Employee should note that the Employee’s RSUs are subject to section 257 of the SFA and the Employee will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification. If the Employee is a director, associate director or shadow director of a subsidiary or other related company in Singapore, the Employee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary in writing when the Employee receives an interest (e.g., RSUs, Shares) in the Company or any related company. In addition, the Employee must notify the Singapore subsidiary when the Employee sells Shares of the Company or any related company (including when the Employee sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Employee’s interests in the Company or any related company within two business days of becoming a director.

Insider Trading Notification. You should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of shares or rights to shares of Common Stock under the Plan. Under the Singapore insider trading rules, you are prohibited from acquiring or selling shares of Common Stock or rights to shares of Common Stock (e.g., RSUs under the Plan) when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of Common Stock once such information is generally available.

SWEDEN

No country-specific Agreement terms apply.

TAIWAN

Exchange Control Information. You may remit foreign currency (including proceeds from the sale of Common Stock) into or out of Taiwan up to US$5,000,000 per year without special permission. If the transaction amount is

TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form to the remitting bank and provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

No country-specific Agreement terms apply.

THE NETHERLANDS

Data Privacy.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, its affiliates and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, citizen service number (burgerservicenummer) (former social security number) or other employee tax identification number (insofar as allowed), salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  Currently, the third parties are E*Trade Financial Outsourcing Group, 4005 Windward Plaza Drive, Alpharetta, GA 30005, however the Company may retain additional or different third parties for any of the purposes mentioned. These recipients may be located in the United States, the European Economic Area, or elsewhere. Countries outside the European Economic Area do not provide for a similar level of data protection as within the European Economic Area pursuant to the European Data Protection Directive 95/46/EC. The Participant hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.  The Holder understands that he or she may request a list of the names and addresses of the third party recipients of Data by contacting the Company through its local H.R. Representative at Spansion International Inc. (a subsidiary of Cypress Semiconductor Corporation), Attn: [INSERT LOCAL HR REP], Pittlerstraße 47, Langen, Germany.

UNITED KINGDOM

Eligible Individual.   For the purpose of RSUs awarded in the UK, only Employees are Eligible Individuals.

Tax Withholding.

The following is added to the “Tax Withholding” section of the Agreement.

The Participant will be liable for and agrees to indemnify and keep indemnified the Company, any subsidiary and his/her employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and, at the discretion of the Company, employer’s National Insurance Contributions) that is attributable to (i) the grant or vesting of, or any benefit derived by the Participant from, the RSUs, (ii) the acquisition by the Participant of the Common Stock on the settlement of the RSUs, or (iii) the disposal of any Common Stock.

At the discretion of the Company, the RSUs will not vest until the Participant has entered into an election with the Company (or his/her employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Company and/or the employer for employer’s National Insurance contributions arising in respect of the granting, vesting, settlement of or other dealing in the RSUs, or the acquisition of Common Stock on settlement of the RSUs, is transferred to and met by the Participant.

The RSUs will not vest until the Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the vesting or settlement of the RSUs and/or the acquisition of the Common Stock by the Participant.  The Company shall not be required to issue, allot or transfer Common Stock until the Participant has satisfied this obligation.

No Right to Continued Employment.

This provision replaces the “No Right to Continued Employment” section of the Agreement.

Neither the RSUs nor this Agreement:

(i)

confers upon the Participant any right to continue to be an employee of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate the Participant’s employment at any time; or

(ii)	forms part of the Participant’s entitlement to remuneration and benefits in terms of his/her employment, or affects the Participant’s terms and conditions of employment.

Data Privacy.

This provision replaces the “Data Privacy” section of the Agreement.

By acceptance of this Agreement, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below.  The Company, its affiliates and the Participant’s employer hold certain personal information (including sensitive personal information) such as the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  By participating in the Plan, the Participant agrees that the Company and its affiliates may hold and process such Data, and may transfer Data to any third parties assisting the Company or its affiliates in the implementation, administration and management of the Plan.  These recipients may be located in the United States, the European Economic Area, or elsewhere.  The Participant hereby authorizes them to receive, possess, process, use, hold, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan and in the course of the Company’s business, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this Agreement.

Manner of Payment. This provision replaces Section 5 of the Agreement:

Notwithstanding any discretion in the Plan or this Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Employee. In no event will the Award be paid to Employee in the form of cash.

Furthermore, notwithstanding any provision of the Plan or the Agreement to the contrary, the Employee will not be entitled to receive any Shares pursuant to the vesting of the RSUs unless and until the Employee has executed a Joint Election (as defined below) in connection with the RSUs.

Joint Election. As a condition of the grant of RSUs, the Employee agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer NICs”) which may be payable by the Company or the Employer with respect to the vesting of the RSUs or otherwise payable with respect to a benefit derived in connection with the RSUs.

Without limitation to the foregoing, the Employee agrees to execute a joint election between the Company and/or the Employer and Employee (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or election required to accomplish the transfer of the Employer NICs to the Employee. The Employee further agrees to execute such other joint elections as may be required between the Employee and any successor to the Company and/or the Employer. If the Employee does not enter into a Joint Election, no Shares shall be issued to the Employee without any liability to the Company and/or the Employer. The Employee further agrees that the Company and/or the Employer may collect the Employer NICs from the Employee by any means.

If the Employee has signed a Joint Election in the past with respect to an RSU award granted to him or her by the Company and that Joint Election applies to all grants made under the Plan, the Employee need not sign another Joint Election in connection with this RSU grant.

Responsibility for Taxes. This provision supplements the Agreement:

You agree that, if you do not pay or the Employer or the Company does not withhold from you the full amount of Tax-Related Items that you owe at vesting and settlement of the RSUs, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount of income tax that should have been withheld shall constitute a loan owed by you to the Employer, effective 90 days after the Taxable Event. You agree that the loan will bear interest at Her Majesty’s Revenue & Customs’ (“HMRC”) official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the Employer, by withholding in shares of Common Stock issued upon vesting of your RSUs or from the cash proceeds from the sale of shares of Common Stock or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any shares of Common Stock unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and the income tax that is due is not collected from or paid by you within 90 days of the Taxable Event, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee national insurance contributions due on this additional benefit.